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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 033-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935, 333-38616, 333-53180, 333-97599, 333-100755, 333-101440, and 333-138546 on Form S-8,and Registration Statement No. 333-128130 on Form S-3 of our reports dated September 10, 2008, relating to the consolidated financial statements and financial statement schedule of Symmetricom, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109), and the effectiveness of Symmetricom, Inc.'s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 29, 2008.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 10, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM